UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Bio Veris Corporation

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16020 Industrial Drive, Gaithersburg, Maryland 20877 USA	Phone: (301) 869-9800, Fax: (301) 208-3798

George Migausky	Jonathan Fassberg (investors)	Andrew Cole/Lesley Bogdanow (media)
BioVeris Corporation	The Trout Group	Sard Verbinnen & Co
(301) 869-9800, ext. 2013	(212) 477-9007, ext. 16	(415) 618-8750/(212) 687-8080

BIOVERIS ANNOUNCES DATE OF SPECIAL MEETING OF SHAREHOLDERS AND EXPIRATION OF HSR REVIEW PERIOD IN CONNECTION WITH ROCHE TRANSACTION

Gaithersburg, MD, May 15, 2007 – BioVeris Corporation (“BioVeris”) (NASDAQ: BIOV) announced today that its Board of Directors has set a date for a special meeting of shareholders to vote on the proposal to adopt the previously announced Agreement and Plan of Merger pursuant to which BioVeris would be acquired by Roche for cash consideration of $21.50 per share, or a total of approximately $600 million. The special meeting will be held at 3:00 p.m., local time, on Monday June 25, 2007 at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. 20007. The Board of Directors has fixed the close of business on May 17, 2007 as the record date for shareholders entitled to receive notice of and to vote at the special meeting. BioVeris expects to be mailing proxy materials to its stockholders shortly following the record date.

Separately, BioVeris announced that the waiting period under the Hart-Scott-Rodino (“HSR”) Antitrust Improvements Act of 1976, as amended, expired on May 14, 2007. The expiration of the HSR waiting period satisfies one of the conditions of BioVeris’ merger with Roche.

IMPORTANT INFORMATION

BioVeris filed a preliminary proxy statement on May 2, 2007 with the Securities and Exchange Commission (the "SEC") which contained information about BioVeris, the proposed merger and related matters. BioVeris plans to file a definitive proxy statement with the SEC in the near future. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from BioVeris by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about BioVeris, without charge, from the SEC's website (http://www.sec.gov) or, without charge, from BioVeris at www.bioveris.com.

PARTICIPANTS IN SOLICITATION

BioVeris and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies in connection with the merger. Information concerning BioVeris' participants is set forth in the proxy statement for BioVeris' 2006 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on July 28, 2006. Additional information regarding the interests of participants of BioVeris in the solicitation of proxies in connection with the merger was included in the preliminary proxy statement filed with the SEC on May 2, 2007, and will be contained in the definitive proxy statement to be filed with the SEC. BioVeris' press releases and other Company information are available at BioVeris' website located at www.bioveris.com.

BioVeris Corporation Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws that relate to future events. All statements in this press release that are not historical facts, including any statements about the proposed merger transaction with Roche, the special meeting of shareholders and the record date for the special meeting of shareholders are hereby identified as "forward-looking statements." The words "may," "should," "will," "expect," "could," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions have been used to identify certain of the forward-looking statements. In this press release, BioVeris has based these forward-looking statements on management's current expectations, estimates and projections and they are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including changes in general economic, business and industry conditions. The foregoing sets forth some, but not all, of the factors that could impact upon BioVeris' ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to BioVeris is provided in the Company's filings with the SEC, available at the SEC's web site at http://www.sec.gov. Investors are cautioned not to place undue reliance on these forward-looking statements. Investors also should understand that is not possible to predict or identify all risk factors and that neither this list nor the factors identified in BioVeris' SEC filings should be considered a complete statement of all potential risks and uncertainties. BioVeris has no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

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